                                                                   Exhibit 10.25


                                              Governor Phillip Tower   CORRS
                                      1 Farrer Place Sydney NSW 2000   CHAMBERS
                                               GPO Box 9925 NSW 2001   WESTGARTH
                                                 Tel +61 2 9210 6500
                                                 Fax +61 2 9210 6611   lawyers
                                                    WWW.CORRS.COM.AU

                                                                          Sydney
                                                                       Melbourne
                                                                        Brisbane
                                                                           Perth
                                                                        Canberra
                                                                      Gold Coast

HeartWare Limited

[Name]

Deed of Indemnity, Access and Insurance

Ref: JR/CSC Project Pump
(C) Corrs Chambers Westgarth

Contents

1 DEFINITIONS                                                                  1
   1.1 Interpretation                                                          1
   1.2 Construction                                                            3
   1.3 Headings                                                                3

2 INDEMNITY                                                                    3
   2.1 Indemnity against Claims and Costs                                      3
   2.2 Limitations of the indemnities                                          4
   2.3 Further limitations without Company's consent                           4
   2.4 Continuing indemnity                                                    4
   2.5 Advance of defence costs                                                5
   2.6 Conduct of proceedings                                                  5
   2.7 Separate legal representation                                           6

3 SUBROGATION AND PAYMENT                                                      7
   3.1 Subrogation                                                             7
   3.2 Repayment where insurance                                               7
   3.3 Account                                                                 7
   3.4 Impact of taxation                                                      7
   3.5 GST                                                                     7

4 RETENTION OF BOARD DOCUMENTS                                                 8
   4.1 Retention during Access Period                                          8
   4.2 Disposal after Access Period                                            8

5 ACCESS TO BOARD DOCUMENTS                                                    8
   5.1 Access                                                                  8
   5.2 Privilege                                                               9
   5.3 Confidentiality                                                         9

6 INSURANCE                                                                   10
   6.1 Policy                                                                 10
   6.2 Insurance after the Access Period                                      10
   6.3 Premiums                                                               10
   6.4 Copy of Policy                                                         10
   6.5 Difficulty or delay in obtaining Policy                                11

7 GENERAL                                                                     11
   7.1 Notices                                                                11
   7.2 Rights                                                                 11
   7.3 Further steps                                                          11
   7.4 Assignment                                                             11
   7.5 Expenses and duty relating to this Deed                                11
   7.6 Waiver of rights                                                       11
   7.7 Operation                                                              12
   7.8 Governing law and jurisdiction                                         12


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     DATED

     Parties

     HEARTWARE LIMITED ACN 111 970 257 of Level 46, 2 Park Street, Sydney NSW 2000 (COMPANY)

     [NAME] of [ADDRESS] (DIRECTOR)

     Background

A The Company has agreed to provide access to the Board Documents to the Director during the Access Period.

B The Company has agreed to indemnify and insure the Director in accordance with the provisions of this Deed.

C    The Director has agreed to keep confidential the Confidential Information.

     Agreed terms

1    Definitions

1.1  INTERPRETATION

     In this Deed:

     ACCESS PERIOD means the period commencing on the date of this Deed and ending on the later of:

     (a) the date seven years after the Director ceases to act as an officer of the Company; and

     (b) the date on which all legal proceedings and governmental and statutory inquiries relating to or arising in connection with the Director acting as an officer of the Company, if any, commenced during that seven year period are concluded.

     BOARD means the directors of the Company from time to time.

     BOARD DOCUMENTS means:

     (a) all material prepared for or available to the Director or the Board during the course of the Director's duties, including board papers, submissions, minutes, memoranda, legal opinions, financial statements, subcommittee papers and documents tabled at a meeting of the Board or any subcommittee of the Board; and

     (b)  any other documents which are referred to in that material.


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     BUSINESS DAY means a day which is not a Saturday, Sunday or bank or public holiday in New South Wales.

     CLAIM means any claim, liability, action, suit, demand, proceeding or cause of action which relates to or arises in connection with the Director acting as an officer of the Company including:

     (a) in contract (under any expressed or implied contract or for breach of representation or warranty);

     (b) in tort (including negligence, negligent statement or misrepresentation);

     (c)  otherwise under common law or at equity;

     (d)  under any form of restitutionary right;

     (e)  under, or in respect of, statute or statutory obligations or duties;

     (f) in any case, whether in damages or for declaratory, injunctive or other relief;

     (g) any criminal proceedings in which judgment is given in favour of the Director or in which the Director is acquitted or which are withdrawn before judgment;

     (h) all appeals or counterclaims in respect of any of the above or any judgment or award made in connection with any of the above, and

     (i) any governmental or statutory inquiry where the inquiry directly or indirectly relates to the Director's actual or alleged acts or omissions in acting as an officer of the Company.

     CONFIDENTIAL INFORMATION means all information which is by its nature confidential:

     (a) concerning the past, present or future business, operations or affairs of the Company and its Related Bodies Corporate; or

     (b)  contained in Board Documents or this Deed,

     whether or not that information is described as confidential and includes deductions and inferences flowing from and opinions regarding that information but excludes information which, without breach of this Deed or other breach of confidence:

     (c)  is or becomes public knowledge;

     (d) the recipient already knew or had, on a non-confidential basis, prior to receiving the information from the discloser.

     CORPORATIONS ACT means the Corporations Act 2001 (Cth) as amended from time to time.

     COSTS means all legal expenses (on a full indemnity basis) and other expenses incurred in connection with investigating or defending any Claim.

     LOSS means any loss, claim, action, liability, damage, charge, expense, diminution in value or deficiency in character of any kind.


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     RELATED BODY CORPORATE has the meaning given to that term in the
     Corporations Act.

1.2  CONSTRUCTION

     In this Deed, unless the context or subject matter requires otherwise:

     (a)  words in the singular include the plural and vice versa;

     (b) if a word or phrase is defined, its other grammatical forms have corresponding meanings;

     (c)  "includes" means includes, without limitation; and

     (d)  a reference to:

          (i)  a gender includes any other gender;

          (ii) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

          (iii) a person includes the person's executors, administrators, successors and assigns as the case may be;

          (iv) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

          (v) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

          (vi) a right includes a benefit, remedy, discretion or power;

          (vii) this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties; and

          (viii) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmission;

     (e) no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it.

1.3  HEADINGS

     The headings are for ease of reference only and do not in any way affect the construction of the Deed.

2    Indemnity

2.1  INDEMNITY AGAINST CLAIMS AND COSTS

     The Company indemnifies the Director:


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     (a)  against any Claim made against the Director;

     (b) subject to CLAUSE 2.7, against any Costs incurred by the Director in investigating or defending a Claim made against the Director or which the Director reasonably believes will be made against the Director, where such Claim arises out of the conduct of any activity of the Company or the proper performance of the Director's duties.

2.2  LIMITATIONS OF THE INDEMNITIES

     The indemnity in this CLAUSE 2.1 does not extend to:

     (a)  a liability owed to the Company;

     (b) where the Director is indemnified pursuant to any insurance policy that the Company or the Director has taken out in respect of the
          Director:

          (i)  any Costs the subject of the policy; and

          (ii) any Claim the subject of the policy, except to the extent that the Costs the subject of that Claim are not covered by the policy; or

     (c)  any Costs incurred in defending or resisting:

          (i)  criminal proceedings in which the Director is found guilty; or

          (ii) proceedings brought by the Company.

2.3  FURTHER LIMITATIONS WITHOUT COMPANY'S CONSENT

     The indemnity in this CLAUSE 2.1 does not extend to a Claim if the
     Director:

     (a) admits any facts or allegations concerning the Claim (except where they are manifestly correct);

     (b)  admits liability in respect of the Claim;

     (c)  fails to defend the Claim or refuses to give evidence; or

     (d)  settles the Claim,

     without the consent of the Company (which must not be unreasonably withheld).

2.4  CONTINUING INDEMNITY

     Subject to CLAUSES 2.2 AND 2.3 the indemnity in CLAUSE 2.1 is an irrevocable, continuing and principal obligation of the Company despite:

     (a) the resignation or removal of the Director as an officer of the Company;

     (b) the settlement of any dispute between the Director and the Company or a third party; or

     (c)  the occurrence of any other thing,

     and  remains in full force and effect until released by the Director.


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2.5  ADVANCE OF DEFENCE COSTS

     (a) The Company agrees that, on the Director's request, it will advance to the Director reasonable costs incurred or expected to be incurred by the Director (whether legal or otherwise) in defending a Claim on terms, including as to security, determined by the Board (acting reasonably).

     (b) The Director must provide the Company with invoices or other relevant evidence of the costs incurred under CLAUSE 2.5(A).

     (c) If the Company has advanced an amount for costs under CLAUSE 2.5(A) and it is subsequently found that the Director was not entitled to be indemnified for those costs, the Director must repay the advance to the Company within 90 days of a request by the Company.

     (d) Where an amount has been advanced to the Director under CLAUSE 2.5(A) and it is not subsequently found that the Director was not entitled to be indemnified for those costs, the amount of the advance will be deemed to be an amount paid to the Director as an indemnity under CLAUSE 2.1.

2.6  CONDUCT OF PROCEEDINGS

     (a)  The Company may do one or more of the following:

          (i)  assume the conduct, negotiation or defence of a Claim;

          (ii) institute a cross-claim or a counterclaim; and

          (iii) subject to CLAUSE 2.7, retain lawyers in relation to a claim to act on behalf of both the Director and the Company,

          and, when it does so, the conduct of the claim will be under the management and control of the Company or its insurers (acting reasonably).

     (b)  The Director must:

          (i) give notice to the Company promptly on becoming aware of a Claim against the Director that may give rise to a right to be indemnified under this Deed;

          (ii) take any reasonable action that the Company requests to avoid, dispute, resist, bring an appeal in, compromise or defend a Claim or any adjudication of a Claim;

          (iii) not make any admission of liability in respect of or settle a Claim without the Company's prior written consent;

          (iv) on request by the Company, render all reasonable assistance and co-operation to the Company in the conduct of a Claim, including, but not limited to, giving the Company any documents, authorities and directions that the Company reasonably requires to prosecute or advance any cross-claim or counterclaim in relation to a claim; and


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          (v)  on request by the Company, do anything reasonably necessary or desirable to enable the Company (so far as possible) to be subrogated to and enjoy the benefits of the Director's rights in relation to any cross-claims or any claims against any third party and render any assistance that is reasonably requested by the Company for the purpose, and the Company will not be obliged to indemnify the Director where the Director fails to perform any of these obligations to the material prejudice of the Company.

     (c) The Director is entitled to be reimbursed by the Company the actual costs of the Director reasonably incurred in taking action or providing assistance under CLAUSE 2.6(B).

     (d) If the Company conducts the defence of the Claim pursuant to CLAUSE 2.6(A):

          (i) the Company must keep the Director fully and progressively informed and must regularly consult with the Director;

          (ii) the Company must have regard to the principle that the reputation of the Director should not be unnecessarily injured;

          (iii) the Company must not settle the Claim without the prior written approval of the Director, or instruct others to do so, unless the Company has first satisfied the Director that funds are available to pay the settlement amount; and

          (iv) if the Director reasonably requests to be involved in the conduct of the Claim, the Company will consider, and not unreasonably refuse, to permit the Director to be involved in the giving of instructions to the lawyers conducting the Claim and in the obtaining of advices pertaining to the Claim.

2.7  SEPARATE LEGAL REPRESENTATION

     The Director may engage separate legal representation and participate in a Claim against the Director. The Company will pay any expenses incurred by the Director in relation to the representation or participation only to the extent that those expenses are:

     (a)  incurred before the Company assumes conduct of the Claim;

     (b)  incurred with the Company's prior written authority; or

     (c)  reasonable and incurred in circumstances where:

          (i) the Company has refused to authorise representation or participation by lawyers other than lawyers acting also for the Company; and

          (ii) there is a reasonable likelihood that the interests of the Director and of the Company would conflict if the same


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               lawyers were to act on behalf of both the Director and the
               Company.

3    Subrogation and payment

3.1  SUBROGATION

     If the Director is entitled to be indemnified under CLAUSE 2 in relation to a Claim:

     (a) the Company is entitled to be subrogated to all of the Director's rights and remedies relating to the circumstances in which the Claim arose;

     (b) the Director, at the Company's expense, must take all steps reasonably requested by the Company to subrogate the Company to the Director's rights and remedies;

     (c) the Company must pay any costs awarded against the Director in any proceedings brought by the Company in the exercise of its right of subrogation.

3.2  REPAYMENT WHERE INSURANCE

     The Director must repay to the Company any amount paid by the Company under this Deed if the Director receives payment in respect of any Claim under a contract of insurance or if the insurer pays, discharges and satisfies the Director's liabilities directly.

3.3  ACCOUNT

     The Company must account to the Director for any benefit it obtains as a result of the exercise of its rights under this Deed insofar as the benefit exceeds the cost of providing the indemnity under CLAUSE 2 and exercising those rights.

3.4  IMPACT OF TAXATION

     (a) Any indemnity payment paid to the Director must be calculated having regard to the impact of taxation laws on the Director.

     (b) If any taxation authority determines an amount paid to the Director under this Deed is assessable "income" of the Director the Company will pay to the Director an amount so that, after reduction for all taxes paid or payable in respect of the original amount, the Director retains an amount equal to the original amount.

     (c) Any additional amount calculated under CLAUSE 3.4(B) will be reduced to the extent that the Director is entitled to receive any tax deduction, rebate, credit or other allowance in respect of the liability.

3.5  GST

     (a) Any payment due by the Company to the Director under this Deed for a Claim or Costs incurred by the Director must be reduced by the amount of any input tax credit to which the Director is entitled for such Claim or Costs.


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     (b)  In addition to any payment due by the Company to the Director under this CLAUSE 3, the Company must pay to the Director an amount equal to any GST that is or becomes payable by the Director on the supply for which the indemnity payment is made, but an additional amount is not payable under this paragraph until the Director has issued a tax invoice to the Company for the supply.

     (c) Words and expressions used in this CLAUSE 3.5 which are defined in the A New Tax System (Goods and Services Tax) Act 1999 have the same meaning in this clause.

4    Retention of Board Documents

4.1  RETENTION DURING ACCESS PERIOD

     During the Access Period, the Company must keep, and cause any Related Body Corporate of the Company of whose Board the Director is or becomes a member to keep, a complete set of all Board Documents in chronological order and in a secure and convenient place.

4.2  DISPOSAL AFTER ACCESS PERIOD

     The Company may dispose of a document which has been a Board Document for longer than the Access Period if the Company has no reasonable grounds to believe the document may be relevant to any Claim or anticipated Claim.

5    Access to Board Documents

5.1  ACCESS

     (a) Subject to CLAUSE 5.2(B), if the Director asks to inspect, or for a copy of, a Board Document during the Access Period, the Company must, within 14 days of receiving that request:

          (i) allow the Director (or a person nominated in writing by the Director) to inspect the Board Documents at the Company's registered office (or any other place agreed by the Company and the Director); and

          (ii) give the Director a copy of the Board Document without charge in paper or any other format agreed between the Company and the Director,

          provided that where the Director has ceased act as an officer of the Company, the request is made in connection with a Claim or the threat of a Claim.

     (b)  The Director acknowledges that the Company:

          (i)  remains the owner of all Board Documents; and


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          (ii) may request the Director to provide the Company with reasons as to why the Director requires access to a document.

     (c) The Director will return to the Company or destroy all copies of any Board Document obtained from the Company under this CLAUSE 5.1 within 10 Business Days after the Claim is finally resolved or the threat of a Claim has ceased to materially exist.

5.2  PRIVILEGE

     (a) If the Company has any right to privilege, such as legal professional privilege, in respect of any document which the Director inspects, copies or uses under this Deed or under the Corporations Act or under the general law rights of a director:

          (i)  any such document is to be taken to be confidential;

          (ii) by permitting such inspection, copying or use to the Director or the Director's permitted nominee, the Company does not waive any privilege; and

          (iii) in so inspecting, copying or using such a document by himself or herself or through the Director's permitted nominee, the Director must use best efforts to ensure that so far as is practical any such right to privilege is not lost or waived whether by the Director or the Director's nominee or otherwise.

     (b) This CLAUSE 5.3 does not limit any right of access the Director otherwise has to Board Documents.

5.3  CONFIDENTIALITY

     (a) The Director must not disclose any confidential information contained in a Board Document to a third party unless:

          (i)  the Company has given its prior written consent;

          (ii) the Director is required to do so by law; or

          (iii) the disclosure is made:

               (A)  for the purpose of obtaining professional advice; or

               (B) in connection to a Claim or the threat of a Claim in relation to which the Director was given access to the Board Document,

               and the Director uses the Director's best endeavours to ensure all matters disclosed are kept confidential.

     (b) Nothing in CLAUSE 5.3 is intended to replace or reduce the duties which the Director may have, at law, to the Company or a Related Body Corporate.


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     (c)  The Director agrees that damages may be an inadequate compensation for a breach of CLAUSE 5.3(A) and the Company may apply for injunctive relief restraining the Director from committing a breach of this Deed without proving actual damage sustained by it.

6    Insurance

6.1  POLICY

     The Company may insure the Director, during the Access Period, under a directors' and officers' liability insurance policy (POLICY). The terms of the Policy must not be materially less favourable to the Director than the terms of a policy:

     (a) operating in relation to any officer of the Company at the time the Director ceases to act in any Capacity, provided that such insurance is obtainable on reasonable commercial terms; or

     (b) if there is no such policy for officers of the Company at the relevant time, a policy of a kind typically maintained by other companies equivalent to the Company and which would have been available to the Company at the relevant time.

6.2  INSURANCE AFTER THE ACCESS PERIOD

     Following the Access Period the Director may, by written notice to the Company, request that the Company continues to maintain and pay the premium on the Policy for the Director in accordance with CLAUSE 6.1 provided that the Director agrees to:

     (a) reimburse the Company for such premiums on the dates notified to the Director by the Company;

     (b) indemnify the Company against any reasonable prior notified costs associated with maintaining the policy for that Director.

6.3  PREMIUMS

     (a)  The Company must pay the premiums in respect of the Policy;

     (b) To the extent that any portion of the premium for the Policy may not at law be paid by the Company, the Company must give the Director notice of and a reasonable opportunity to contribute that part of the additional premium which is attributable to the Director (if required for the Policy to be effective).

6.4  COPY OF POLICY

     The Company must forward to the Director's last known address a copy of the Policy in each year of the Access Period, within one month after the Company receives the Policy.


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6.5  DIFFICULTY OR DELAY IN OBTAINING POLICY

     If the Company either is experiencing difficulties or delay in obtaining insurance pursuant to its obligations in CLAUSE 6.1, it must keep the Director fully and progressively informed of the status of those negotiations.

7    General

7.1  NOTICES

     Any notice or other communication to or by a party to this Deed:

     (a) must be in legible writing addressed as shown at the date of this Deed or as specified to the sender by any party by notice; and

     (b) may be delivered by hand or sent by prepaid post or facsimile transmission.

7.2  RIGHTS

     The rights of each party under this Deed are in addition to any other right that party has (including rights that relate to matters dealt with by this Deed) and do not replace or limit any other right that party has.

7.3  FURTHER STEPS

     Each party must promptly do anything (including exclude any document) and must ensure that its employees and agents do anything (including execute any document) that the other party may reasonably request to give full effect of this Deed.

7.4  ASSIGNMENT

     (a) A party must not assign or deal with any right under this Deed without the prior written consent of the other parties.

     (b)  Any purported dealing in breach of this clause is of no effect.

7.5  EXPENSES AND DUTY RELATING TO THIS DEED

     (a) Subject to subparagraph (b), each party must pay its own expenses incurred in negotiating, executing and registering this Deed.

     (b) The Company must indemnify the Director against, and must pay the Director on demand the amount of, any duty that is payable on or in relation to this Deed.

7.6  WAIVER OF RIGHTS

     A right may only be waived in writing, signed by the party giving the waiver, and

     (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or prevents the exercise of the right;

     (b) a waiver of a right on one or more occasions does not operate to require waiver of that right if it arises again; and


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     (c)  the exercise of a right does not prevent any further exercise of that right or any other right.

7.7  OPERATION

     (a) This Deed contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this Deed and has no further effect.

     (b) Any provision of this Deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this Deed enforceable, unless this would materially change the intended effect of this Deed.

7.8  GOVERNING LAW AND JURISDICTION

     (a) This Deed is governed by and is to be construed in accordance with the laws applicable in New South Wales.

     (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.


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

EXECUTED as a deed.

SIGNED by HEARTWARE LIMITED by:     )
                                    )
                                    )


---------------------------------       ----------------------------------------
Company Secretary/Director              Director

---------------------------------       ----------------------------------------
Name of Company Secretary/Director      Name of Director (print)
(print)


SIGNED by [NAME] in the presence    )
of:                                 )
                                    )

---------------------------------       ----------------------------------------
Witness

---------------------------------
Name of Witness (print)


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